June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025 (March 3, 2025)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 3.01 – NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 3, 2025, ArcBest Corporation (the “Company”) received a notice from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) after the Company discovered and self-reported that it did not fully comply with the audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A). The non-compliance was a result of Fredrik J. Eliasson, a member of the Audit Committee, not qualifying as independent pursuant to Nasdaq Listing Rule 5605(a)(2)(F) due to his brother-in-law serving as a partner of the Company’s outside auditor for the fiscal year ended December 31, 2024. Mr. Eliasson’s brother-in-law has never worked on the audit of the Company’s financial statements or performed any other services for the Company. Following discovery of this relationship, Mr. Eliasson promptly tendered his resignation as a member of the Audit Committee.

In its notice, the Staff determined that, as a result of the Company’s and Mr. Eliasson’s actions and subject to the Company complying with the disclosure requirements intended to be met by the filing of this Current Report on Form 8-K, the Company has regained compliance with Nasdaq Listing Rule 5605(c)(2)(A).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	March 7, 2025	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer and Corporate Secretary